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                                                                   EXHIBIT 10.12

                              FLUX U.S. CORPORATION
                            AGREEMENT AND UNDERTAKING

      Agreement and Undertaking (the "Undertaking") is made as of this 13th day of November, 2003, by Flux U.S. Corporation, a Delaware corporation (the "Company"), in favor of Craig O. McCaw ("Individual").

                                    RECITALS

      A. Individual is a party to that certain Agreement dated as of March 5, 2003, as subsequently amended (the "March Agreement"), by and among Nextel Communications, Inc., a Delaware corporation ("Nextel"), Digital Radio, L.L.C., a Washington limited liability company ("Investor"), and Individual, pursuant to which any Controlled Affiliate (as defined in the March Agreement) of Individual must offer certain rights to Nextel.

      B. Upon consummation of the transactions contemplated in that certain Subscription Agreement, of even date herewith, by and between the Company and Flux Fixed Wireless, LLC, a Washington limited liability company ("FFW"), the Company will become a Controlled Affiliate of Individual for the purposes of the March Agreement.

      C. As a condition to FFW entering into the Subscription Agreement, the Company has agreed to enter into this Undertaking.

      NOW, THEREFORE, in consideration of the FFW entering into and performing its obligations under the Subscription Agreement, the Company hereby agrees and undertakes as follows:

      1. COMPLIANCE WITH MARCH AGREEMENT. The Company acknowledges and agrees that it shall be subject to the terms and conditions of the March Agreement as a Controlled Affiliate of Individual. Until this Undertaking is terminated in accordance with Section 2 below, the Company shall take any and all actions necessary to permit Individual to comply with the terms of the March Agreement, including, without limitation, giving Nextel rights (a) until August 13, 2004 to acquire any channels of owned or leased MMDS Spectrum (as defined in the March Agreement) in excess of 6 channels owned or leased in a BTA (as defined in the March Agreement); (2) to swap certain channels of owned or leased MMDS Spectrum; and (3) a right of first refusal on a sale of owned or leased MMDS Spectrum to a third party.

      2. TERMINATION. This Undertaking shall terminate on the first to occur of
(i) the Company failing to qualify as a Controlled Affiliate under the terms of the March Agreement or (ii) the termination of the March Agreement.

      3. GOVERNING LAW. This Undertaking shall be enforced, governed and construed in all respects in accordance with the laws of the State of Washington. This Undertaking and the

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rights, powers and duties set forth herein shall be binding upon the Company, the Company's successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

      IN WITNESS WHEREOF, the Company has executed this Undertaking, intending to be bound hereby, as of the date first set forth above.

                                         THE COMPANY:

                                         FLUX U.S. CORPORATION

                                         Signature: /s/ R. Gerard Salemme
                                                   ____________________________
                                         Name:      R. Gerard Salemme
                                         Title:     Vice President